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               SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.


_____________________________________________________________________________


                            FORM 8-K

_____________________________________________________________________________


                         CURRENT REPORT

                  Pursuant to Section 13 of the
               Securities and Exchange Act of 1934

  Date of Report (Date of earliest event reported): January 27, 1999

                      THERMWOOD CORPORATION
     (Exact name of registrant as specified in its charter)

                             INDIANA
                    (State of Incorporation)

     001-09401                                    351169185
(Commission  File  Number)            (I.R.S.  Employer Identification No.)

                     Old Buffaloville Road
                          P.O. Box 436
                         Dale, Indiana                    47523
             (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (812)  937-4476

Item 5.  Other Events.

     Thermwood Corporation (the "Corporation") announced on January 27, 1999, that one of the Corporation's shareholders has filed a class action lawsuit against the Corporation and its directors. The suit seeks to enjoin the consummation of the proposed exchange offer announced by the Corporation on November 5, 1998, pursuant to which the Corporation is offering to issue 12% 15-year subordinated debentures in exchange for all of the Common Stock of the Corporation except for those shares owned by the Corporation's two major shareholders, Kenneth and Linda Susnjara. Pursuant to that offer, $11.00 in principal amount of such debentures would be exchanged for each share of Common Stock held by shareholders accepting the offer. The voluntary exchange offer allows each shareholder to decide whether to exchange his, her or its Common Stock for the debentures or to continue to hold the Common Stock. The complaint also seeks compensatory damages.

     The complaint alleges, among other things, that the offer and the Corporation's plan to de-list from the American Stock Exchange are unfair to the shareholders and that the individual directors have violated their fiduciary duty in the course of pursuing these transactions. The Corporation plans vigorously to defend the action and intends to proceed with the exchange offer at this time.

     In conjunction with the proposed exchange offer, the Corporation filed a Registration Statement, Schedule 13e-3 and
Schedule 13e-4 with the Securities and Exchange Commission (the "SEC") on January 4, 1999. In accordance with the SEC's 30-day review period, the Corporation expects to receive comments from the SEC in the near future.


                           SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   THERMWOOD CORPORATION


                                   By:/s/ Kenneth J. Susnjara
                                      -----------------------
                                      Kenneth J. Susnjara, President

Dated: January 29, 1999


INDS01  CVS  299158